Press Release issued on January 17, 2007
EX-99.1

PRESS RELEASE

Contact:

Ayden R. Lee, Jr., President and Chief Executive Officer
Nancy S. Wise, Executive Vice President and Chief Financial Officer
Four Oaks Fincorp, Inc.
(919) 963-2177

FOUR OAKS FINCORP, INC. DECLARES 2007 FIRST QUARTER DIVIDEND

FOUR OAKS, NC (January 17, 2007) - Four Oaks Fincorp, Inc.(OTC BB:
FOFN), holding company for Four Oaks Bank & Trust Company, today announced that the Board of Directors declared a cash dividend of 7 cents per share payable on or after March 7, 2007, to shareholders of record on February 28, 2007.
This dividend is 9% higher than the first quarter 2006 dividend as adjusted to retroactively reflect the five-for-four split paid on November 10, 2006.